Exhibit 99.2

[The CIT Group, Inc. Logo]

                                             Contact:  Joan Russo
                                                       Vice President
                                                       Corporate Communications
                                                       (973) 740-5437
                                                       joan.russo@cit.com

FROM: THE CIT GROUP, INC.
      650 CIT DRIVE
      LIVINGSTON, NEW JERSEY 07039

FOR IMMEDIATE RELEASE

             THE CIT GROUP, INC. DECLARES REGULAR QUARTERLY DIVIDEND
             -------------------------------------------------------

      LIVINGSTON, NEW JERSEY, April 27, 2000 --- The Board of Directors of The CIT Group, Inc. (NYSE:CIT; TSE:CIT.U) declared a regular quarterly cash dividend of $.10 per common share for shareholders of record on May 10, 2000. The cash dividend is payable on May 31, 2000.

      CIT is one of the largest commercial and consumer financing companies in the world. Founded in 1908, the Company (www.cit.com) provides diversified financing products and services to a broad range of customers through strategically focused business units.

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